SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 15, 2009
 (Date of earliest event reported)

SYNERGX SYSTEMS INC.
(Name of small business issuer in its charter)

Delaware	11-2941299
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.or organization)

209 Lafayette Drive, Syosset, New York	11791
(Address of principal executive offices)	(Zip code)

Issuer's telephone number: (516) 433-4700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Reference is made to Item 5.02 for information on an Amendment to the Employment Agreement, dated January 15, 2009, between Paul Mendez and Synergx Systems Inc. (the “Company”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2009, the Company entered into the Amendment to the Employment Agreement with Paul Mendez, its Chief Executive Officer.  The amendment, effective from October 1, 2008, increases Mr. Mendez’s annual base salary to $250,000.  The terms and conditions of all other sections of the Employment Agreement, dated June 10, 2008, shall remain unchanged and in full force and effect.

The foregoing summary of the Amendment to the Employment Agreement is qualified by reference to the agreement that is filed as an exhibit to this current report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.12	Amendment to the Employment Agreement, dated January 15, 2009, between Paul Mendez and Synergx Systems Inc.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNERGX SYSTEMS INC. (Registrant)

January 15, 2009	By:	/s/ JOHN A. POSERINA
John A. Poserina
Chief Financial Officer, Treasurer, Secretary, Vice President and Director
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.12	Amendment to the Employment Agreement, dated January 15, 2009, between Paul Mendez and Synergx Systems Inc.

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